THE SHARPER IMAGE

350 The Embarcadero

San Francisco, CA 94105 Corporate Headquarters

FOR IMMEDIATE RELEASE

February 25, 2008

SHARPER IMAGE CORPORATION ANNOUNCES NASDAQ DELISTING NOTIFICATION

San Francisco, CA -Sharper Image Corporation (NASDAQ:SHRP) announced that on February 20, 2008 it received notification from the NASDAQ Stock Market indicating that the staff of the NASDAQ Stock Market had determined, in accordance with NASDAQ Marketplace Rules 4300, 4450(f) and IM-4300, that the Company's common stock should be delisted from the NASDAQ Stock Market in light of the Company's filing for protection under Chapter 11 of the U.S. Bankruptcy Code and concerns about the residual equity interest of the existing listed securities holders and the Company's ability to sustain compliance with all of NASDAQ's listing requirements. Trading in the Company's common stock will be suspended at the opening of business on February 29, 2008 unless the Company requests an appeal of NASDAQ's delisting decision. The Company does not intend to appeal NASDAQ's delisting decision and expects that its common stock may continue to trade on the over the counter market following February 28, 2008.

About Sharper Image

The Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. The Company's principal selling channels include 184 Sharper Image specialty stores throughout the United States; the award-winning Sharper Image monthly catalog; and its primary Web site, www.sharperimage.com. The Company also has business-to-business sales teams for marketing its exclusive and proprietary products for corporate incentive and reward programs and wholesale to selected U.S. and international retailers.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company's current plans, expectations, estimates, and projections about the specialty retail industry and management's beliefs about the Company's future performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the Company's actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. Some of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended January 31, 2007 under "Risk Factors". These risks include, among other factors, the success of its new business strategy, its ability to continue to find or develop and to offer attractive merchandise to customers, the market potential for products in design, the success of its advertising efforts, changes in business and economic conditions, risks associated with its retail store, catalog and Internet operations, and changes in the competitive environment in which it operates. Other risks that the Company faces include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; (iii) the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 case; (iv) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 case; (v) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vi) the Company's ability to maintain contracts and leases that are critical to its operations; and (vii) the potential adverse impact of the Chapter 11 case on the Company's liquidity or results of operations. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which the Company files from time to time with the Securities and Exchange Commission, particularly its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Investors:

Tersh Barber

VP, Finance

415-445-6274